UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2008

SUPERIOR ESSEX INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 23, 2008, Superior Essex Inc. (the “Company”) announced that it is consolidating and restructuring its North American magnet wire manufacturing facilities. The changes are expected to more efficiently match the Company’s production capabilities to industry demand levels and to customer requirements. The restructuring involves a phased closure of the Company’s Vincennes, Indiana, facility, which is expected to be completed by the fourth quarter of 2008. The Company’s Board of Directors authorized the action on January 16, 2007 and the restructuring was communicated to employees on January 23, 2008.

The total restructuring charges are estimated at $22 million, consisting of non-cash charges of approximately $15 million, principally through accelerated depreciation, and cash charges of approximately $7 million relating to employee severance and retention, equipment relocation and other costs associated with the restructuring. The Company expects to incur these charges in 2008.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits:

EXHIBIT
		NUMBER	EXHIBIT DESCRIPTION

		99.1	Press release dated January 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Date:	January 29, 2008	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release dated January 23, 2008